Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the

Fourth Quarter and Fiscal Year Ended March 31, 2012

•	Net Investment Income for the quarter and fiscal year ended March 31, 2012, was $3.5 million and $13.7 million, or $0.16 and $0.62 per share, respectively.

•

Net (Decrease) Increase in Net Assets Resulting From Operations for the quarter and fiscal year ended March 31, 2012, was ($0.4) million and $22.0 million, or ($0.02) and $0.99 per share, respectively.

McLean, VA, May 21, 2012: Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) today announced earnings for the fourth quarter and fiscal year ended March 31, 2012. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for the Quarter: Net Investment Income for the quarters ended March 31, 2012 and 2011 was $3.5 million, or $0.16 per share, and $1.9 million, or $0.09 per share, respectively, an increase in Net Investment Income of 80.7%. The increase in Net Investment Income was primarily due to holding a larger investment portfolio with higher-yielding debt investments during the quarter ended March 31, 2012, as compared to the prior year period.

Net Investment Income for the Fiscal Year: Net Investment Income for the fiscal years ended March 31, 2012 and 2011 was $13.7 million, or $0.62 per share, and $16.2 million, or $0.73 per share, respectively, a decrease in Net Investment Income of 15.0%. The decrease in Net Investment Income was primarily due to a significant amount of dividend and success fee income recorded in the prior year period as part of the exits of A. Stucki Holding Corp. and Chase II Holding Corp., partially offset by a decrease in the incentive fee paid to the Company’s investment adviser, Gladstone Management Corporation, when compared to the prior year period.

Net (Decrease) Increase in Net Assets Resulting from Operations for the Quarter: Net (Decrease) Increase in Net Assets Resulting from Operations for the quarters ended March 31, 2012 and 2011 was ($0.4) million, or ($0.02) per share, and $2.8 million, or $0.13 per share, respectively. The Company recorded net unrealized depreciation on investments of $3.9 million for the quarter ended March 31, 2012, primarily due to unrealized depreciation experienced on certain control investments. For the quarter ended March 31, 2011, the Company recorded a net unrealized appreciation on investments of $0.9 million.

Net Increase in Net Assets Resulting from Operations for the Fiscal Year: Net Increase in Net Assets Resulting from Operations for the fiscal years ended March 31, 2012 and 2011 was $22.0 million, or $0.99 per share, and $16.4 million, or $0.74 per share, respectively. The Company recorded a net gain on investments of $8.3 million for the fiscal year ended March 31, 2012, primarily due to unrealized appreciation recognized on certain control and affiliate investments. For the fiscal year ended March 31, 2011, the Company recorded a net gain on investments of $0.3 million, primarily due to the unrealized depreciation recorded on Galaxy Tool Holding Corp., which experienced decreased performance and completed a restructuring, partially offset by unrealized appreciation on certain control and affiliate investments.

Investment Portfolio at Fair Value: As of March 31, 2012, the Company’s portfolio was fair valued at 84.7% of cost, as compared to 77.7% as of March 31, 2011. The Company’s aggregate investment portfolio appreciated during the fiscal year ended March 31, 2012, primarily due to the net unrealized appreciation experienced in certain control and affiliate investments.

Net Asset Value: Net asset value was $9.38 per common share outstanding at March 31, 2012, as compared to $9.00 per common share outstanding at March 31, 2011.

Asset Characteristics: Total assets were $325.3 million at March 31, 2012, as compared to $241.1 million at March 31, 2011. At March 31, 2012, the Company had investments in 17 portfolio companies with an aggregate cost basis of $266.4 million and an aggregate fair value of $225.7 million. As of March 31, 2012, the Company’s investment portfolio at fair value was comprised of 73.4% in debt securities and 26.6% in equity securities. Additionally, the Company held $91.5 million in cash and cash equivalents at March 31, 2012, including $76.0 million from a short-term loan that was repaid subsequent to quarter end.

Investment Yield: The weighted average yield on the Company’s interest-bearing portfolio, excluding cash and cash equivalents, was 12.3% for the fiscal year ended March 31, 2012, as compared to 11.4% for the prior fiscal year ended March 31, 2011. The increase in the weighted average yield for the fiscal year ended March 31, 2012, resulted primarily from the exits of lower interest-bearing debt investments and the addition of higher-yielding debt investments.

Highlights for the Quarter: During the quarter ended March 31, 2012, the following significant events occurred:

•

Term Preferred Stock Offering: In March 2012, the Company issued 1.6 million shares of 7.125% Series A Cumulative Term Preferred Stock (“Term Preferred Stock”) at a public offering price of $25.00 per share for net proceeds of $38.0 million, after deducting underwriting discounts and offering expenses borne by the Company. The proceeds were used to repay borrowings under the Company’s line of credit, with the remaining proceeds being held to make additional investments and for general corporate purposes. The Company is required to redeem all of the outstanding Term Preferred Stock on February 28, 2017, for cash at a redemption price equal to $25.00 per share plus an amount equal to accumulated but unpaid dividends, if any, to the date of redemption. The Term Preferred Stock has a preference over the Company’s common stock with respect to these dividends, whereby no distributions are payable on the Company’s common stock unless the stated dividends, including any accrued and unpaid dividends, on the Term Preferred Stock have been paid in full. The Term Preferred Stock trades on NASDAQ under the symbol “GAINP.”

•

Recurring Distributions: The Company paid monthly cash distributions to common stockholders of $0.05 per common share for each of January, February and March 2012. Additionally, the Company paid the pro-rata amount for March 2012 to holders of its Term Preferred Stock of $0.12369792 per preferred share.

•	Bonus Distributions: In March 2012, the Company declared and paid a bonus dividend to common stockholders of $0.03 per common share.

Comments from the Company’s President, Dave Dullum: “2012 was a solid year. We originated approximately $76.9 million in new investments and we were able to increase our recurring income from the portfolio, both of which enabled us to increase the monthly common dividend by 25% and to pay a bonus common dividend in March 2012. We have a good liquidity position going into 2013, which allows us to continue putting solid investments on the books. Just last week, we invested $9.5 million in a new affiliate investment. We are excited about our investment pipeline and look to deliver strong results again in fiscal year 2013.”

Subsequent Events: Subsequent to March 31, 2012, the following events occurred:

•	New Investment: In May 2012, the Company invested $9.5 million in a new affiliate investment through a combination of debt and equity.

•	Distributions Declared: In April 2012, the Company’s board of directors declared the following monthly cash distributions:

Record Date	Payment Date	Distribution per Common Share	Distribution per Term Preferred Share
April 20, 2012	April 30, 2012	$0.05	$0.1484375
May 18, 2012	May 31, 2012	0.05	0.1484375
June 20, 2012	June 29, 2012	0.05	0.1484375

Total for the Quarter:		$0.15	$0.4453125

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	March 31, 2012	March 31, 2011
For Year Ended:
Net investment income	$13,743	$16,171
Net increase in net assets resulting from operations	21,966	16,439
Weighted average yield on interest-bearing investments	12.32%	11.36%
Total dollars invested	$91,298	$43,634
Total dollars repaid	27,185	97,491

For Quarter Ended:
Net investment income	3,491	1,932
Net (decrease) increase in net assets resulting from operations	(412)	2,795
Weighted average yield on interest-bearing investments	12.44%	11.88%
Total dollars invested	$4,972	$2,018
Total dollars repaid	2,200	708

	March 31, 2012	March 31, 2011
As of:
Fair value as a percent of cost	84.7%	77.7%
Net asset value per share	$9.38	$9.00
Number of portfolio companies	17	17
Total assets at fair value	$325,297	$241,109

Conference Call for Stockholders: The Company will hold a conference call Tuesday, May 22, 2012, at 8:30 a.m. EDT. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for any questions. A replay of the conference call will be available through June 22, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10013203. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneInvestment.com. The event will be archived and available for replay on the Company’s website through July 23, 2012.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company’s Form 10-K for the fiscal year ended March 31, 2012, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the Securities and Exchange Commission (the “SEC”), which you can find on the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneInvestment.com. To obtain a paper copy from us, please contact us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

About us: Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Including payments made through April 2012, the Company has paid 82 consecutive monthly cash distributions on its common stock, in addition to a bonus dividend paid on its common stock in March 2012. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Investment Corporation, +1-703-287-5893

The statements in this press release regarding the longer-term prospects of the Company and its management team may be deemed “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and effects of the current economic instability, the Company’s ability to access debt and equity capital and those other factors listed under the caption “Risk Factors” in the Company’s Annual Report on Form10-K for its fiscal year ended March 31, 2012, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2012 (the “Form 10-K”). The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31,
	2012	2011
ASSETS
Investments at fair value
Control investments (Cost of $186,743 and $136,306, respectively)	$157,544	$104,062
Affiliate investments (Cost of $70,015 and $45,145, respectively)	58,831	34,556
Non-Control/Non-Affiliate investments (Cost of $9,637 and $15,741, respectively)	9,277	14,667

Total investments at fair value (Cost of $266,395 and $197,192, respectively)	225,652	153,285
Cash and cash equivalents	91,546	80,580
Restricted cash	1,928	4,499
Interest receivable	1,250	737
Due from Custodian	1,527	859
Deferred financing costs	2,792	373
Other assets	602	776

TOTAL ASSETS	$325,297	$241,109

LIABILITIES
Borrowings at fair value:
Short-term loan (Cost of $76,005 and $40,000, respectively)	$76,005	$40,000
Line of credit (Cost of $0)	—	—

Total borrowings (Cost of $76,005 and $40,000, respectively)	76,005	40,000
Mandatorily redeemable preferred stock, $0.001 par value per share, $25 liquidation preference per share; 1,610,000 and no shares authorized; 1,600,000 and no shares issued and outstanding at March 31, 2012 and 2011, respectively	40,000	—
Accounts payable and accrued expenses	506	201
Fees due to Adviser	496	499
Fee due to Administrator	218	171
Other liabilities	856	1,409

TOTAL LIABILITIES	118,081	42,280

Commitments and contingencies

NET ASSETS	$207,216	$198,829

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at March 31, 2012 and 2011, respectively	$22	$22
Capital in excess of par value	257,131	257,192

Cumulative net unrealized depreciation of investments	(40,743)	(43,907)
Cumulative net unrealized depreciation of other	(68)	(76)
Net investment income in excess of distributions	321	165
Accumulated net realized loss	(9,447)	(14,567)

TOTAL NET ASSETS	$207,216	$198,829

NET ASSET VALUE PER SHARE AT END OF PERIOD	$9.38	$9.00

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Quarter Ended March 31,
	2012	2011
INVESTMENT INCOME
Interest income:
Control investments	$3,473	$2,407
Affiliate investments	1,635	972
Non-Control/Non-Affiliate investments	292	403
Cash and cash equivalents	—	12

Total interest income	5,400	3,794
Other income:
Control investments	276	(16)
Non-Control/Non-Affiliate investments	100	—

Total other income	376	(16)

Total investment income	5,776	3,778

EXPENSES
Base management fee	1,174	1,009
Administration fee	216	171
Interest expense on borrowings	218	132
Dividends on mandatorily redeemable preferred stock	198	—
Amortization of deferred financing costs	138	108
Professional fees	138	167
Other general and administrative expenses	292	309

Expenses before credits from Adviser	2,374	1,896
Credits to fees	(89)	(50)

Total expenses net of credits to fees	2,285	1,846

NET INVESTMENT INCOME	$3,491	$1,932

UNREALIZED (LOSS) GAIN
Net unrealized appreciation (depreciation):
Control investments	(1,323)	258
Affiliate investments	(2,629)	462
Non-Control/Non-Affiliate investments	61	146
Other	(12)	(3)

Net unrealized (loss) gain	(3,903)	863

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(412)	$2,795

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$(0.02)	$0.13

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended March 31,
	2012	2011	2010
INVESTMENT INCOME
Interest income:
Control investments	$12,548	$10,108	$11,745
Affiliate investments	5,593	4,003	5,677
Non-Control/Non-Affiliate investments	1,440	1,578	2,393
Cash and cash equivalents	7	33	2

Total interest income	19,588	15,722	19,817
Other income:
Control investments	1,477	10,342	968
Non-Control/Non-Affiliate investments	177	—	—

Total other income	1,654	10,342	968

Total investment income	21,242	26,064	20,785

EXPENSES
Base management fee	4,386	3,979	4,484
Incentive fee	19	2,949	588
Administration fee(	684	753	676
Interest expense on borrowings	768	690	1,984
Dividends on mandatorily redeemable preferred stock	198	—	—
Amortization of deferred financing costs	459	491	1,618
Professional fees	591	473	626
Other general and administrative expenses	1,554	1,238	1,037

Expenses before credits from Adviser	8,659	10,573	11,013
Credits to fees	(1,160)	(680)	(826)

Total expenses net of credits to fees	7,499	9,893	10,187

NET INVESTMENT INCOME	$13,743	$16,171	$10,598

REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss):
Control investments	5,087	23,471	—
Non-Control/Non-Affiliate investments	4	18	(35,923)
Other	(40)	—	(53)

Total net realized gain (loss)	5,051	23,489	(35,976)
Net unrealized appreciation (depreciation):
Control investments	3,045	(28,325)	(20,001)
Affiliate investments	(596)	4,473	(4,061)
Non-Control/Non-Affiliate investments	714	655	38,367
Other	9	(24)	2

Total net unrealized appreciation (depreciation)	3,172	(23,221)	14,307

Net realized and unrealized gain (loss)	8,223	268	(21,669)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$21,966	$16,439	$(11,071)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$0.99	$0.74	$(0.50)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted	22,080,133	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)

(UNAUDITED)

	Quarter Ended March 31,
	2012	2011
Per Share Data
Net asset value at beginning of period(A)	$9.58	$9.00
Net investment income(B)	0.16	0.08
Net unrealized (depreciation) appreciation of investments(B)	(0.18)	0.04

Total from investment operations(B)	(0.02)	0.12
Cash distributions from net investment income(B)(C)	(0.18)	(0.12)

Net asset value at end of period(A)	$9.38	$9.00

Per share market value at beginning of period	$7.45	$7.71
Per share market value at end of period	7.57	7.76
Total return(D)	3.97%	2.23%
Shares outstanding at end of period	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$207,216	$198,829
Average net assets(E)	209,704	197,674

Senior Securities Data:
Total borrowings, at cost	$76,005	$40,000
Mandatorily redeemable preferred stock	40,000	—
Asset coverage ratio(F)	268%	534%
Average coverage per unit(G)	$2,676	$5,344

Ratios/Supplemental Data:
Ratio of expenses to average net assets(H)(J)	4.53%	3.83%
Ratio of net expenses to average net assets(I)(J)	4.36%	3.74%
Ratio of net investment income to average net assets(J)	6.66%	3.91%

(A)	Based on actual shares outstanding at the end of the corresponding year.
(B)	Based on weighted average per basic common share data.
(C)

Distributions are determined based on taxable income calculated in accordance with income tax regulations, which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(D)

Total return equals the change in the market value of the Company’s common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company’s dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Calculated using the average balance of net assets at the end of each month of the respective periods.
(F)

As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities. The Company’s mandatorily redeemable preferred stock is characterized as a senior security for purposes of the asset coverage ratio.

(G)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(H)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(I)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.
(J)	Amounts are annualized.

GLADSTONE INVESTMENT CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)

	Years Ended March 31,
	2012	2011
Per Share Data
Net asset value at beginning of year(A)	$9.00	$8.74
Net investment income(B)	0.62	0.73
Realized gain on sale of investments(B)	0.23	1.06
Net unrealized appreciation (depreciation) of investments(B)	0.14	(1.05)

Total from investment operations(B)	0.99	0.74
Cash distributions from net investment income(B)(C)	(0.61)	(0.48)

Net asset value at end of year(A)	$9.38	$9.00

Per share market value at beginning of year	$7.79	$6.01
Per share market value at end of year	7.57	7.76
Total return(D)	5.58%	38.56%
Shares outstanding at end of year	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of year	$207,216	$198,829
Average net assets(E)	204,595	192,893

Senior Securities Data:
Total borrowings, at cost	$76,005	$40,000
Mandatorily redeemable preferred stock	40,000	—
Asset coverage ratio(F)	268%	534%
Average coverage per unit(G)	$2,676	$5,344

Ratios/Supplemental Data:
Ratio of expenses to average net assets(H)	4.23%	5.48%
Ratio of net expenses to average net assets(I)	3.67%	5.13%
Ratio of net investment income to average net assets	6.72%	8.38%

(A)	Based on actual shares outstanding at the end of the corresponding year.
(B)	Based on weighted average per basic common share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations, which may differ from amounts determined under GAAP.
(D)

Total return equals the change in the market value of our common stock from the beginning of the year, taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Calculated using the average balance of net assets at the end of each month of the reporting year.
(F)

As a BDC, we are generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities. Our mandatorily redeemable preferred stock is characterized as a senior security for purposes of the asset coverage ratio.

(G)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(H)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(I)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.